EXHIBIT 99.2

PRESS RELEASE

Date:                     June 12, 2008

From:                    MutualFirst Financial, Inc.

FOR IMMEDIATE RELEASE

Contact:                David W. Heeter
(765) 747-2880

MUTUALFIRST FINANCIAL, INC. ANNOUNCES 10b5-1 REPURCHASE PLAN

Muncie, Indiana – MutualFirst Financial, Inc. (NASDAQ Global Market: MFSF), the holding company for Mutual Federal Savings Bank, today announced that it has adopted a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 to facilitate repurchases of its common stock under its previously announced stock repurchase program.  Under the 10b5-1 plan, Howe Barnes Hoefer & Arnett, Inc. will have the authority to repurchase up to 61,839 shares on the Company’s behalf, which constitutes the remaining amount authorized under the Company’s existing repurchase program.  Repurchases under the 10b5-1 plan may commence on June 19, 2008 and will continue until 61,839 shares have been repurchased or September 30, 2008, whichever occurs first.

A 10b5-1 trading plan allows the Company to repurchase shares at a time when it would ordinarily not be in the market due to its internal trading policy.

Mutual Federal Savings Bank primarily serves Delaware, Randolph, Kosciusko, Grant, Wabash, and Elkhart Counties in Indiana. The Bank exceeds all applicable regulatory capital requirements. The Company had $960 million in assets and $86.8 million in total equity as of March 31, 2008.

For more information contact: David W. Heeter, President and CEO
 (765) 747-2880

Forward-Looking Statements:
Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by MutualFirst Financial, Inc. (“MutualFirst”) with the Securities and Exchange Commission from time to time.